UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2030 Main Street, Suite 1500

Irvine, California 92614

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (949) 526-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), held on June 8, 2016, the Company’s stockholders (1) elected the persons listed below as directors to serve on the Board of Directors for a three-year term and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The table below sets forth the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, as applicable, for each matter voted upon by the Company’s stockholders.

	Votes For	Votes Withheld	Broker Non-Votes

Proposal 1: Election of Directors
Gerald D. Cagle, Ph.D.	18,072,077	140,477	5,644,017

Richard Croarkin	18,109,418	103,136	5,644,017

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	23,832,164	10,778	13,629	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: June 9, 2016	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer and Secretary